UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ྑ

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ྑ Preliminary Proxy Statement
ྑ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
ྑ Definitive Additional Materials
ྑ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

NFINANSE INC.
(Name of Registrant as Specified in Its Charter)

_____________________________
(Name of Person(s) Filing Proxy statement, if other than the Registrant)

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nFinanSe Inc.
3923 Coconut Palm Drive, Suite 107
Tampa, FL 33619

April 3, 2008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

THE ANNUAL MEETING OF STOCKHOLDERS OF NFINANSE INC. (the “Company”) will be held on Thursday, May 8, 2008, at 3923 Coconut Palm Drive, Suite 107, Tampa, Florida 33619 at 10:00 a.m., Eastern Standard Time, and any adjournment or postponement thereof (the “Annual Meeting”), for the following purposes:

1.	Election of six (6) directors to the Company’s Board of Directors to hold office until the Company’s next annual meeting of stockholders (Proposal One);
2.
Approval of an amendment to the Company’s 2007 Omnibus Equity Compensation Plan to increase by 1,000,000 shares the number of shares of common stock authorized for issuance or transfer under the Company’s 2007 Omnibus Equity Compensation Plan;

3.	Ratification of the appointment of Kingery & Crouse, P.A. as the Company’s independent registered public accounting firm for the fiscal year ended December 29, 2007 (Proposal Three); and
4.	Transaction of such other business as may properly come before the Annual Meeting.

Stockholders of record at the close of business on March 27, 2008 are entitled to notice of and to vote at the Annual Meeting.

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING. RETURNING YOUR PROXY CARD WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE ANNUAL MEETING.

By order of the Board of Directors,

/s/ Raymond P. Springer
April 3, 2008	Raymond P. Springer
Secretary

nFinanSe Inc.
3923 Coconut Palm Drive, Suite 107
Tampa, FL 33619

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 8, 2008

INTRODUCTION

Proxy Solicitation and General Information

This Proxy Statement and the enclosed Proxy Card are being furnished to the holders of Series A Convertible Preferred Stock, par value $0.001 per share, or Series A Preferred Stock, to holders of Series B Convertible Preferred Stock, par value $0.001 per share, or Series B Preferred Stock, (collectively the “Preferred Stock”), and to the holders of common stock, par value $0.001 per share (which shares are referred to in this Proxy Statement collectively with the shares of the Preferred Stock  on an as-converted basis, as Common Stock), of nFinanSe Inc., a Nevada corporation (which is sometimes referred to in this Proxy Statement as the Company, we, or us), in connection with the solicitation of proxies by the Board of Directors of the Company (which is sometimes referred to in this Proxy Statement as the "Board" or our "Board"), for use at the Annual Meeting of Stockholders, to be held on May 8, 2008, at 10:00 a.m., Eastern Standard Time, at our principal executive offices, 3923 Coconut Palm Drive, Suite 107, Tampa, Florida 33619, and any adjournments or postponements thereof. Holders of the Preferred Stock are entitled to vote their shares of Preferred Stock on an as-converted basis along with the holders of our common stock, par value $0.001 per share. This Proxy Statement and the Proxy Card are being sent to stockholders on or about April 8, 2008.

The Board has fixed the close of business on March 27, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Each such stockholder will be entitled to one vote for each share of Common Stock held on all matters to come before the Annual Meeting and may vote in person or by proxy authorized in writing.

Stockholders are requested to complete, sign, date and promptly return the enclosed Proxy Card in the enclosed envelope. Proxies which are not revoked will be voted at the Annual Meeting in accordance with instructions contained therein. If the Proxy Card is signed and returned without instructions, the shares will be voted FOR each of Proposal One, Proposal Two and Proposal Three.

The Board knows of no other matters that are to be brought before the Annual Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed Proxy Card or their substitutes will vote such shares in accordance with their best judgment on such matters.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

Only stockholders as of the close of business on March 27, 2008, or the Record Date, are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 10,245,608 shares, consisting of 2,349,154 shares of Preferred Stock and 7,896,454 shares of our common stock, outstanding and entitled to vote, with each share entitled to one vote. See “Security Ownership of Certain Beneficial Owners and Management” for information regarding the beneficial ownership of Common Stock by our directors, executive officers and stockholders known to us to own 5% or more of Common Stock.

REQUIRED VOTES

Each share of the Common Stock entitles the holder to one vote on each matter presented for stockholder action.

Under applicable Nevada law, the affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the approval of the election of directors. In other words, the six persons nominated for director and receiving the most votes will be elected. Abstentions and broker non-votes have no effect on the election of directors.

Under applicable Nevada law, the approval of the amendment to our 2007 Omnibus Equity Compensation Plan and the ratification of the Company’s appointment of an independent registered public accounting firm will be approved if the number of votes cast in favor of each proposal exceeds the number of votes cast in opposition to the respective action. In determining the number of votes cast with respect to any voting matter, only those cast “for” or “against” are included. Abstentions will be considered present and entitled to vote at the Annual Meeting but will not be counted as votes cast. Accordingly, abstentions will have no effect on the vote. In addition, where brokers submit proxies but are prohibited and thus refrain from exercising discretionary authority in voting shares on certain matters for beneficial owners who have not provided voting instructions with respect to such matters (commonly referred to as “broker non-votes”), those shares will be considered present and entitled to vote at the Annual Meeting but will not be counted as votes cast as to such matters and thus will have no effect on the vote.

VOTING OF PROXIES

The proxy accompanying this Proxy Statement is solicited on behalf of our Board for use at the Annual Meeting. You are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to us. All proxies that are properly executed and returned, and that are not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, to approve the proposals recommended by our Board as indicated herein. The Board does not presently intend to bring any business before the Annual Meeting other than the specific proposals referred to in this Proxy Statement and specified in the Notice of the Meeting. So far as is known to the Board, no other matters are to be brought before the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

REVOCABILITY OF PROXIES

You may revoke a proxy at any time before it is voted by filing with our Secretary a duly executed revocation of proxy, by submitting a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

SOLICITATION OF PROXIES AND EXPENSES

We will bear the entire cost of the solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to our stockholders. We may engage the services of a proxy solicitation firm in the event we deem it necessary to obtain assistance in the distribution of and solicitation of proxies. We will furnish copies of the solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Our directors, officers, or other regular employees and employees or agents of any proxy soliciting firm that we hire may supplement by telephone, facsimile, letter or personal solicitation original solicitation of proxies by mail. We will not pay any additional compensation to directors, officers or other regular employees for such services.

IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE STOCKHOLDERS’ INTERESTS BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. PLEASE RETURN YOUR EXECUTED PROXY CARD PROMPTLY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of the March 27, 2008 the number of shares and percentage of Common Stock owned by each of our named executive officers, each of our directors, our executive officers and directors as a group and each person known to us to beneficially own five percent or more of our Common Stock. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that could be issued upon the exercise of outstanding options and warrants held by that person that are currently exercisable or exercisable within 60 days of March 27, 2008 are considered outstanding. Unless otherwise indicated, the address of each person named in the table below is c/o nFinanSe Inc., 3923 Coconut Palm Drive, Suite 107, Tampa, Florida 33619.

Name and Address	Amount and Nature of Beneficial Ownership (1)	Percentage (2)

Jerry R. Welch (3)	677,203	7.9%
Chief Executive Officer and Chairman of the Board

Raymond P. Springer (4)	316,571	3.9%
Chief Financial Officer

Daniel Davis (5)	66,250	*	%
Chief Technology Officer

Benjamin J. Bond (6)	27,500	*	%
Director

Joseph D. Hudgins (7)	22,500	*	%
Director

Mark Brewer (8)	27,500	*	%
Director

Bruce E. Terker (9)	786,863	9.9%
Director

Edward W. Swift (10)	-	-%
Director

All current directors and executive officers as a group (eight persons) (11)	1,924,387	21.2%

GSSF Master Fund LP (12)	819,132	9.9%
100 Crescent Ct., Suite 490
Dallas, TX 75201

London Family Trust (13)	788,512	9.9%
212 Aurora Dr.
Montecito, CA 93108

Robert Berlacher (14)	800,546	9.9%
676 Church Road
Villanova, PA 19085

Northwood Capital Partners, LP (15)	819,326	9.9%
676 Church Road
Villanova, PA 19085

Porter Partners, LP (16)	810,636	9.9%
300 Drakes Landing Road, Suite 175
Greenbrae, CA 94904

Ballyshannon Partners, LP (9)	786,863	9.9%
950 West Valley Rd., Suite 2900
Wayne, PA 19087

Trellus Offshore Fund Ltd. (17)	812,561	9.9%
350 Madison Avenue 9th Floor
New York, NY 10017

* Less than 1%.

(1)
As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote, or direct the voting of, such security or investment power, which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of March 27, 2008.

(2)
Percentage is based on shares of common stock outstanding as of March 27, 2008.  Series A Preferred Stock and Series B Preferred Stock is convertible into shares of common stock on a one-for-one basis and Warrants are exercisable into shares of common stock one a one-for-one basis; however, each holder of the Series A Preferred Stock and Series B Preferred Stock and the Warrants is blocked from converting shares of the Series A Preferred Stock and Series B Preferred Stock  or exercising Warrants to purchase common stock to the extent necessary to ensure that, following such conversion (or deemed conversion for voting purposes) or warrant exercise,  the number of shares of common stock then beneficially owned by such holder does not exceed 9.99% of the total number of shares of common stock then issued and outstanding. As a result, the 10,245,608 shares of common stock outstanding as of March 27, 2008 includes 2,068,202 shares of the 7,600,484 outstanding shares of Series A Preferred Stock and includes 280,952 shares of the 1,000,000 outstanding shares of Series B Preferred Stock, assuming they were the only holder converting shares on that date. No warrants are considered to be exercisable for the purpose of this table due to the blocker provision.

(3)
Comprised of 672,203 shares of common stock underlying options that are exercisable within 60 days of March 27, 2008 and 5,000 shares of common stock held by Mr. Welch.  Excludes 224,068 shares of common stock underlying options that are not exercisable within 60 days of March 27, 2008.

(4)
Comprised of 316,571 shares of common stock underlying options that are exercisable within 60 days of March 27, 2008. Excludes 105,524 shares of common stock underlying options that are not exercisable within 60 days of March 27, 2008.

(5)
Comprised of 66,250 shares of common stock underlying options that are exercisable within 60 days of March 27, 2008.  Excludes 68,750 shares of common stock underlying options that are not exercisable within 60 days of March 27, 2008.

(6)	Comprised of 27,500 shares of common stock underlying options that are exercisable within 60 days of March 27, 2008.

(7)	Comprised of 22,500 shares of common stock underlying options that are exercisable within 60 days of March 27, 2008.

(8)	Comprised of 27,500 shares of common stock underlying options that are exercisable within 60 days of March 27, 2008.

(9)	Beneficial Ownership Includes:
	Shareholder	Common	Series A	Series B	Common Stock underlying Warrants exercisable within 60 days of March 27, 2008	Total
	Ballyshannon Partners, LP	602,053	29,006	2,760	-	633,819
	Argosy Capital Group II, LP	8,089	11,164	-	-	19,253
	Ballyshannon Family Partnership, LP	59,436	8,423	307	-	68,166
	Bruce E. Terker	-	-	-	-	-
	Insignia Partners LP	65,625	-	-	-	65,625
		735,203	48,593	3,067	-	786,863

	Beneficial Ownership Excludes(See footnote 2):
	Shareholder	Common	Series A	Series B	Common Stock underlying Warrants exercisable within 60 days of March 27, 2008	Total
	Ballyshannon Partners, LP	-	1,547,302	147,240	315,000	2,009,542
	Argosy Capital Group II, LP	-	595,557	-	-	595,557
	Ballyshannon Family Partnership, LP	-	449,320	16,360	35,000	500,680
	Bruce E. Terker	-	-	-	8,478	8,478
	Insignia Partners LP	-	-	-	-	-
		-	2,592,179	163,600	358,478	3,114,257

Mr. Terker has sole voting and dispositive power over the securities held by Ballyshannon Partners, LP, Ballyshannon Family Partnership, LP, Insignia Partners LP and Argosy Capital Group II, LP. Mr. Terker disclaims beneficial ownership of the securities held by these entities except for his pecuniary interest therein.

(10)	Mr. Swift currently has no beneficial ownership in the Company's securities.

(11)	Includes 1,132,524 shares of common stock underlying options that are exercisable within 60 days of March 27, 2008.

(12)
Includes 441,528 shares of common stock held by GSSF Master Fund LP and includes 377,604 shares of Series A Preferred Stock, which are immediately convertible into shares of common stock on a one-to-one basis, held by GSSF Master Fund LP.  Excludes 174,533 shares of Series A Convertible Preferred which are not immediately convertible into shares of common stock due to the blocking provisions summarized in footnote 2 above.  Thomas C. Davis has voting and dispositive power over the securities held by GSSF Master Fund LP. Mr. Davis disclaims beneficial ownership of the securities held by these entities except for his pecuniary interest therein.

(13)
Includes 720,197 shares of common stock held by the Robert S. London TTEE London Family Trust, and includes 68,315 shares of Series A Preferred Stock held by the London Family Trust, which are immediately convertible into shares of common stock on a one-to-one basis.  Excludes 1,182,315 shares of Series A Convertible Preferred Stock which are not immediately convertible into shares of common stock due to the blocking provisions summarized in footnote 2 above.  Robert S. London has voting and dispositive power over the securities held by the Robert S. London TTEE London Family Trust. Mr. London disclaims beneficial ownership of the securities held by this entity except for his pecuniary interest therein.

(14)	Beneficial Ownership Includes:
	Shareholder	Common	Series A	Series B	Common Stock underlying Warrants exercisable within 60 days of March 27, 2008	Total
	Cabernet Partners, LP	41,383	28,864	-	-	70,247
	Chardonnay Partners LP	19,649	18,324	-	-	37,973
	Northwood Capital Partners LP	439,762	113,754	-	-	553,516
	Julie T Berlacher, wife of Robert Berlacher	102,012	28,923	-	-	130,935
	Robert Berlacher	7,875	-	-	-	7,875
		610,681	189,865	-	-	800,546

	Beneficial Ownership Excludes(See the blocking provisions in footnote 2):
	Shareholder	Common	Series A	Series B	Common Stock underlying Warrants exercisable within 60 days of March 27, 2008	Total
	Cabernet Partners, LP	-	121,761	-	-	121,761
	Chardonnay Partners LP	-	77,301	-	-	77,301
	Northwood Capital Partners LP	-	479,871	-	25,000	504,871
	Julie T. Berlacher, wife of Robert Berlacher	-	122,015		-	122,015
	Robert Berlacher	-	-	-	10,000	10,000
		-	800,948	-	35,000	835,948

Robert Berlacher has voting and dispositive power over the securities held by Cabernet Partners, LP, Chardonnay Partners LP and Northwood Capital Partners, LP.  Robert Berlacher disclaims beneficial ownership of the shares held by Julie T. Berlacher, except for his pecuniary interest therein.  Mr. Berlacher served as director between March 1, 2007 and October 25, 2007.

(15)
Includes 439,762 shares of common stock held by Northwood Capital Partners, LP and includes 379,564 shares of Series A Preferred Stock, which are immediately convertible into shares of common stock on a one-to-one basis.  Excludes 214,061 shares of Series A Preferred Stock and 25,000 Warrants to purchase common stock held by Northwood Capital Partners, LP, which are not immediately convertible or exercisable into shares of common stock due to the blocking provisions summarized in footnote 2 above. Robert Berlacher has voting and dispositive power over the securities held by Northwood Capital Partners, LP.  Mr. Berlacher served as a director of the Company between March 1, 2007 and October 25, 2007.

(16)	Beneficial Ownership Includes:
	Shareholder	Common	Series A	Series B	Common Stock underlying Warrants exercisable within 60 days of March 27, 2008	Total
	EDJ Limited	75,655	47,737	-	-	123,392
	Jeffrey Porter	13,125	-	-	-	13,125
	Porter Partners, LP	328,060	200,331	-	-	528,391
	Ben Joseph Partners	100,000	-	-	-	100,000
	Porter Family Living Trust	2,012	43,716	-	-	45,728
		518,852	291,784	-	-	810,636

	Beneficial Ownership Excludes (See footnote 2):
	Shareholder	Common	Series A	Series B	Common Stock underlying Warrants exercisable within 60 days of March 27, 2008	Total
	EDJ Limited	-	117,083	-	7,500	124,583
	Jeffrey Porter	-	-	-	-	-
	Porter Partners, LP	-	491,349	-	42,500	533,849
	Ben Joseph Partners	-	-	-	50,000	50,000
	Porter Family Living Trust	-	107,222	-	-	107,222
		-	715,654	-	100,000	815,654

Jeffrey Porter has voting and dispositive power over the securities held by EDJ Limited, Porter Partners, LP, and the Porter Family Living Trust. Mr. Porter disclaims beneficial ownership of the securities held by these entities except for his pecuniary interest therein.

(17)	Beneficial Ownership Includes:
	Shareholder	Common	Series A	Series B	Common Stock underlying Warrants exercisable within 60 days of March 27, 2008	Total
	Trellus Small Cap Opportunity Offshore Fund Limited	23,661	-	13,150	-	36,811
	Trellus Partners II, LP	7,230	-	4,018	-	11,248
	Trellus Small Cap Opportunity Fund, LP	38,838	-	21,585	-	60,423
	Trellus Partners, LP	177,485	15,339	98,300	-	291,124
	Trellus Offshore Fund, Ltd.	254,117	18,007	140,831	-	412,955
		501,331	33,346	277,884	-	812,561

	Beneficial Ownership Excludes (See footnote 2):
	Shareholder	Common	Series A	Series B	Common Stock underlying Warrants exercisable within 60 days of March 27, 2008	Total
	Trellus Small Cap Opportunity Offshore Fund Limited	-	-	26,286	31,549	57,835
	Trellus Partners II, LP	-	-	8,032	9,640	17,672
	Trellus Small Cap Opportunity Fund, LP	-	-	43,145	51,784	94,929
	Trellus Partners, LP	-	30,661	196,487	235,830	462,978
	Trellus Offshore Fund, Ltd.	-	35,993	281,499	337,864	655,356
		-	66,654	555,449	666,667	1,288,770

Adam Usdan has sole voting power and dispositive power over the securities held by Trellus Offshore Fund Ltd., Trellus Partners, L.P., Trellus Small Cap Opportunity Fund, L.P. Trellus Partners II, L.P. and Trellus Small Cap Opportunity Offshore Fund Limited.  Mr. Usdan disclaims beneficial ownership of the securities held by these entities except for his pecuniary interest therein.

PROPOSAL ONE - ELECTION OF DIRECTORS

Our Board is elected annually to serve until the next annual meeting of stockholders and until the directors’ successors are duly elected and shall qualify. Unless authority to vote for the election of directors is withheld or the Proxy Card is marked to the contrary, executed and valid proxies received will be voted FOR the election of the six nominees named below. All six nominees are currently members of the Board. While management has no reason to believe that any nominee will not be available as a candidate, should such a situation arise, the proxy may be voted for the election of other persons as directors.

Directors Nominated For Re-Election

Name, Age and Occupation	Director Since	Present Term Expires

Jerry R. Welch (57) Chief Executive Officer and Chairman of the Board Mr. Welch joined the Company on September 5, 2006 as Chief Executive Officer. On January 29, 2007, Mr. Welch was also appointed to the role of Chairman of the Board. Mr. Welch was the Chairman of the Board of Picture People Inc., a chain of 320 portrait studios, from October 2005 until October 2006. From 1995 through 2005, Mr. Welch served as CEO of FAO Schwarz Inc. and its predecessor companies, which filed for reorganization under Chapter 11 of the United States Bankruptcy Code in January 2003 and in December 2003.	2006	2008
Benjamin J. Bond (66) Director, Audit Committee Member Mr. Bond is a certified public accountant. For the past 10 years, Mr. Bond has been in private accounting practice specializing in tax and consulting. Prior to his current private accounting practice, Mr. Bond held various financial management jobs in accounting and auditing at several public companies.	2004	2008

Joseph D. Hudgins (53)
Director, Compensation Committee Member

Mr. Hudgins has over 25 years experience in the banking industry. Mr. Hudgins is Executive Vice President of First National Bank of Pennsylvania in Sarasota, where he manages operations in Florida. Mr. Hudgins was Senior Vice President - Senior Commercial Real Estate Lender at First Third Bank of Florida from January 2005 to August 2005 and was President and Chief Executive Officer at First National Bank of Florida from January 2001 through December 2004. Mr. Hudgins was President of First National Bank of Florida (formerly known as West Coast Branch) from 1992 through 2003.

	2005	2008

Mark Brewer (50)
Director, Compensation Committee Member

Since April of 2007, Mr. Brewer has been serving as an Investment Instructor with Investools, Inc.  Investools is the largest investor education organization in the United States. From January 2003 to April 2007, Mr. Brewer served as the Marketing Director for One World Nutrition, a nutritional supplement company. During that same period, he also served as Vice President of Lighthouse II, Inc., a marketing company.   Mr. Brewer was the Managing Director of Novus Capital Investment Fund from May of 2002 to June 2005.  From 1997 to 2002, he also served as President of HydroMaid International, manufacturers of water-powered disposal units.
2002	2008

Ernest W. Swift (62) Director, Audit Committee Mr. Swift is a Professor Emeritus of Finance at the J. Mack Robinson College of Business at Georgia State University, where he taught in the Finance Department for 27 years. Since his retirement from Georgia State University in 2002, Mr. Swift has served as a Principal Consultant at Northern Light Consulting, a financial services training and consulting firm.	2007	2008
Bruce E. Terker (53) Director, Compensation Committee Member Mr. Terker, is a co founder and partner in Geewax, Terker and Company, a registered investment advisor catering to the institutional investor marketplace. Mr. Terker is also founder of Ballyshannon Partners, L.P., a venture capital and private equity firm which was formed in 1993.	2007	2008

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE SIX (6) NOMINEES TO THE COMPANY’S BOARD OF DIRECTORS TO HOLD OFFICE UNTIL THE COMPANY’S NEXT ANNUAL MEETING OF STOCKHOLDERS (PROPOSAL ONE).

PROPOSAL TWO:  APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2007 OMNIBUS EQUITY COMPENSATION PLAN TO INCREASE BY 1,000,000 SHARES THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE OR TRANSFER UNDER THE 2007 OMNIBUS EQUITY COMPENSATION PLAN

On March 18, 2008, our Board adopted, subject to stockholder approval at the Annual Meeting, an amendment to the Company’s 2007 Omnibus Equity Compensation Plan (the “Plan”) that would increase the total number of shares of common stock authorized for issuance or transfer under the Plan from 2,300,000 shares to 3,300,000 shares, an increase of 1,000,000 shares. Our Board has directed that the proposal to amend the Plan to increase the number of shares authorized should be submitted to our stockholders for their approval at the Annual Meeting. In addition, our stockholders are being asked to approve the entire Plan, as amended. Stockholder approval of the amendment of the Plan to increase the shares authorized for issuance or transfer under the Plan, as well as of the entire Plan, as amended, is being sought (i) so that compensation attributable to grants under the Plan may continue to qualify for an exemption from the $1,000,000 deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (see discussion of “Section 162(m)” under “Federal Income Tax Consequences” below), and (ii) in order for incentive stock options to meet the requirements of the Code.

Our Board believes that the number of shares currently available for issuance or transfer under the Plan is insufficient in view of our compensation structure and strategy. Our Board has concluded that our ability to attract, retain and motivate top quality management and employees is material to our success and would be enhanced by our continued ability to grant equity compensation under the Plan. In addition, our Board believes that our interests and the interests of our stockholders will be advanced if we can continue to offer our employees, advisors, consultants and non-employee directors the opportunity to acquire or increase their proprietary interests in us.

The material terms of the Plan and the proposed amendment are summarized below. A copy of the proposed amendment to the Plan is attached as Exhibit A to this Proxy Statement. This summary of the Plan and the proposed amendment are not intended to be a complete description of the Plan. This summary is qualified in its entirety by the actual text of the Plan and the proposed amendment to which reference is made.

Material Features of the Plan

General.  The Plan provides that grants may be made in any of the following forms: (i) incentive stock options, (ii) nonqualified stock options (incentive stock options and nonqualified stock options are collectively referred to as “options”), (iii) stock units, (iv) stock awards, (v) stock appreciation rights (“SARs”), (vi) dividend equivalents, and (vii) other stock-based awards.

The Plan currently authorizes 2,300,000 shares of common stock, plus a number of shares equal to the number of shares subject to outstanding grants under the Morgan Beaumont, Inc. 2004 Stock Incentive Plan (the “2004 Plan”), which, as of the Record Date, had 233,635 shares available for issuance, subject to adjustment in certain circumstances as described below. The Plan provides that the maximum aggregate number of shares of common stock with respect to which grants may be made to any individual during any calendar year is 1,000,000 shares, subject to adjustment in certain circumstances as described below.

If and to the extent options (including options outstanding under the 2004 Plan) and SARs granted under the Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards (including outstanding stock awards outstanding under the 2004 Plan), stock units, or other stock-based awards are forfeited, terminated, or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the Plan. Shares surrendered in payment of the exercise price of an option or withheld for purposes of satisfying our minimum tax withholding obligations with respect to grants under the Plan will become available again for issuance or transfer under the Plan.

Administration. The Plan will be administered and interpreted by the Compensation Committee of the Board (the “Committee”). However, our Board will approve and administer all grants made to non-employee directors. The Committee may delegate authority to administer the Plan to one or more subcommittees, as it deems appropriate.

The Committee has the authority to (i) determine the individuals to whom grants will be made under the Plan, (ii) determine the type, size, terms and conditions of the grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the limitations described below, and (v) deal with any other matters arising under the Plan. The Committee presently consists of Messrs. Joseph Hudgins, Mark Brewer and Bruce Terker, each of whom is a non-employee director of the Company.

Eligibility for Participation. All of our employees and the employees of our subsidiaries, all of our non-employee directors, and consultants and advisors who perform services for us and our subsidiaries are eligible to receive grants under the Plan. The Committee is authorized to select the persons to receive grants from among those eligible and to determine the number of shares of common stock that are subject to each grant.

Types of Awards.

Stock Options

The Committee may grant options intended to qualify as incentive stock options within the meaning of section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the Plan may receive a grant of NQSOs. Only our employees and employees of our subsidiaries may receive a grant of ISOs.

The Committee will fix the exercise price per share of options on the date of grant. The exercise price of options granted under the Plan must be equal to or greater than the last reported sale price of the underlying shares of common stock on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110% of the last reported sale price of a share of common stock on the date of grant.

The Committee will determine the term of each option which shall not exceed ten years from the date of grant. If the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding stock, the term of the ISO may not exceed five years from the date of grant. To the extent that the aggregate fair market value of shares of common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

The Committee will determine the terms and conditions of options, including when they become exercisable. The Committee may accelerate the exercisability of any options. If a grantee ceases to be employed by, or provide service to, us by reason of death or disability, all of the grantee’s options will become vested and exercisable in full at the time of the grantee’s death or disability.

The Committee will determine under what circumstances a grantee may exercise an option after termination of employment or service. Generally, if a grantee ceases to be employed by, or provide service to, us for any reason other than disability, death, or termination for cause, the grantee’s options will terminate 90 days following the date on which the grantee ceases to be employed by, or provide service to, us. If a grantee ceases to be employed by, or provide service to, us on account of the grantee’s disability or death, the grantee’s options will terminate one year following the date on which the grantee ceases to be employed by, or provide service to, us. In each case described above, the Committee may specify a different option termination date, but in any event no later than the expiration of the option term. If a grantee ceases to be employed by, or provide service to, us on account of termination for cause, the grantee’s options will terminate immediately.

A grantee may exercise an option by delivering notice of exercise to us. The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash, (ii) unless the Committee determines otherwise, by delivering shares of common stock already owned by the grantee and having a fair market value on the date of exercise equal to the exercise price or by attestation to ownership of shares of common stock having a fair market value on the date of exercise at least equal to the exercise price, (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve.

Stock Awards

The Committee may grant stock awards to anyone eligible to participate in the Plan. The Committee may require that grantees pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, the Committee will determine whether they will lapse over a period of time or according to such other criteria as the Committee determines.

The Committee will determine the number of shares of common stock subject to the grant of stock awards and the other terms and conditions of the grant. Unless the Committee determines otherwise, a grantee will have the right to vote shares of common stock and to receive dividends paid on such shares during the restriction period. The Committee may determine that a grantee’s entitlement to dividends with respect to stock awards will be subject to the achievement of performance goals or other conditions.

Unless the Committee determines otherwise, if a grantee ceases to be employed by, or provide service to, us during the restriction period, or if other specified conditions are not met, then the grantee’s stock award will terminate as to all shares covered by the award as to which the restrictions have not lapsed, and those shares of common stock must be immediately returned to us.

Stock Units

The Committee may grant stock units to anyone eligible to participate in the Plan. Each stock unit provides the grantee with the right to receive a share of common stock or an amount based on the value of a share of common stock at a future date. The Committee will determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions applicable to stock units.

Stock units may be paid at the end of a specified period or deferred to a date authorized by the Committee. If a stock unit becomes distributable, it will be paid to the grantee in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Committee. Unless the Committee determines otherwise, if a grantee ceases to be employed by, or provide service to, us before the stock units vest, or if other conditions are not met, the grantee’s stock units will be forfeited.

SARs

The Committee may grant SARs to anyone eligible to participate in the Plan. SARs may be granted in connection with, or independently of, any option granted under the Plan. Upon exercise of an SAR, the grantee will receive an amount equal to the excess of the fair market value of the common stock on the date of exercise over the base amount for the SAR. Payment will be made in shares of common stock.

The base amount of each SAR will be determined by the Committee and will be equal to the per share exercise price of the related option or, if there is no related option, an amount that is at least equal to the last reported sale price of a share of common stock on the date of grant of the SAR. The Committee will determine the terms and conditions of SARs, including when they become exercisable. The Committee may accelerate the exercisability of any SARs. SARs may only be exercised while the grantee is employed by, or providing service to, us and our subsidiaries or within a specified period of time after termination of employment or service, as determined by the Committee.

Dividend Equivalents

The Committee may grant dividend equivalents in connection with stock units or other stock-based awards. Dividend equivalents are payable in cash or shares of common stock and may be paid currently or accrued as contingent obligations. The terms and conditions of dividend equivalents will be determined by the Committee.

Other Stock-Based Awards

The Committee may grant other stock-based awards, which are grants other than options, SARs, stock units, and stock awards. The Committee may grant other stock-based awards to anyone eligible to participate in the Plan. These grants will be based on or measured by shares of common stock and will be payable in cash, in shares of common stock, or in a combination of cash and shares of common stock. The terms and conditions for other stock-based awards will be determined by the Committee.

Qualified Performance-Based Compensation. The Plan permits the Committee to impose objective performance goals that must be met with respect to grants of stock units, stock awards, other stock-based awards or dividend equivalents granted to employees under the Plan, in order for the grants to be considered qualified performance-based compensation for purposes of section 162(m) of the Code (see “Federal Income Tax Consequences” below). Prior to, or soon after the beginning of, the performance period, the Committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions. The Committee may provide in the grant agreement that qualified performance-based grants will be payable or restrictions on such grants will lapse, in whole or in part, in the event of the grantee’s death or disability during the performance period or under other circumstances consistent with Treasury regulations.

The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: stock price, earnings per share, net earnings, operating earnings, earnings before income taxes, EBITDA (earnings before income tax expense, interest expense, and depreciation and amortization expense), return on assets, stockholder return, return on equity, growth in assets, unit volume, sales or market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

The Committee will not have the discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals. After the announcement of our financial results for the performance period, the Committee will certify and announce the results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of stock awards, stock units, other stock-based awards and dividend equivalents for the performance period will be forfeited or will not be made, as applicable.

If dividend equivalents are granted as qualified performance-based compensation under section 162(m) of the Code, a grantee may not accrue more than $1,000,000 of such dividend equivalents during any calendar year.

Deferrals. The Committee may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of common stock that would otherwise be due to the grantee in connection with any stock units or other stock-based awards under the Plan. The Committee will establish the rules and procedures applicable to any such deferrals and may provide for interest or other earnings to be paid on such deferrals.

Adjustment Provisions. If there is any change in the number or kind of shares of common stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding common stock as a class without our receipt of consideration, or if the value of outstanding shares of common stock is substantially reduced as a result of a spinoff or payment by us of an extraordinary dividend or distribution, the maximum number of shares of common stock available for issuance under the Plan, the maximum number of shares of common stock for which any individual may receive grants in any year, the kind and number of shares covered by outstanding grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such grants will be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of common stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding grants. Any fractional shares resulting from such adjustment will be eliminated. In the event of a change of control, the provisions applicable to a change in control will apply. Any adjustments to outstanding grants shall be consistent with section 409A or 422 of the Code, to the extent applicable.

Change of Control. Unless the Committee determines otherwise, effective upon the date of the change of control, (i) all outstanding options and SARs will automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding stock awards will immediately lapse, and (iii) all stock units, dividend equivalents and other stock-based awards will become fully vested and will be paid at their target value, or in such greater amounts as the Committee may determine.

Notwithstanding the foregoing, in the event of a change of control, the Committee may take any of the following actions with respect to any or all outstanding grants under the Plan: (i) require that grantees surrender their options and SARs in exchange for payment by us, in cash or shares of common stock as determined by the Committee, in an amount equal to the amount by which the then fair market value of the shares subject to the grantee’s unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable, (ii) after giving grantees the opportunity to exercise their options and SARs, terminate any or all unexercised options and SARs at such time as the Committee deems appropriate, or (iii) determine that outstanding options and SARS that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change of control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

Transferability of Grants. Only the grantee may exercise rights under a grant during the grantee’s lifetime. A grantee may not transfer those rights except by will or the laws of descent and distribution; provided, however, that a grantee may transfer a grant other than an ISO pursuant to a domestic relations order. The Committee may also provide, in a grant agreement, that a grantee may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Committee may determine.

Participants Outside of the United States. If any individual who receives a grant under the Plan is subject to taxation in a country other than the United States, the Committee may make the grant on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable country.

No Repricing of Options. Neither the Board nor the Committee can amend the Plan or options previously granted under the Plan to permit a repricing of options, without prior stockholder approval.

Amendment and Termination of the Plan. The Board may amend or terminate the Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements. The Plan will terminate on January 17, 2017, unless the Plan is terminated earlier by the Board or is extended by the Board with stockholder consent.

Shareholder Approval for Qualified Performance-Based Compensation. If stock awards, stock units, other stock-based awards or dividend equivalents are granted as qualified performance-based compensation under section 162(m) of the Code, the Plan must be re-approved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the Plan.

Grants Under the Plan.  The following grants were made to Named Executive Officers under the Plan:

•
On January 18, 2007, the Board approved the grant of stock options under the Plan to each of Messrs. Jerry R. Welch, Raymond P. Springer, and Daniel Davis, who are the Named Executive Officers of the Company (the “Executive Options”). Messrs Welch, Springer and Davis received 603,416 shares, 283,960 shares, and 60,000 shares, respectively, of nonqualified stock options with a term of ten years at an exercise price of $1.50 per share. The Executive Options with respect to Messrs. Welch and Springer were granted pursuant to their employment agreements with us, and will vest at the rate of 6/28 on February 28, 2007, and 1/28 on the last day of each calendar month thereafter. The Executive Options with respect to Mr. Davis will vest at the rate of 1/3 on January 18, 2008, and 1/36 on the 18th day of each calendar month thereafter for twenty-four (24) months.

•
On July 12, 2007, Messrs. Welch and Springer were awarded 197,855 and 93,108, respectively, of nonqualified stock options with a term of ten years at an exercise price of $3.40 per share.  The Executive Options for Messrs Welch and Springer were granted pursuant to their employment agreements with us, and will vest at the rate of 11/28 on July 31, 2007, and 1/28 on the last day of each month thereafter.

•
On August 7, 2007, Mr. Davis was awarded by the Board 15,000 nonqualified stock options with a term of ten years at an exercise price of $3.30 per share.  The Executive Options for Mr. Davis will vest at the rate of 1/3 on August 7, 2008 and 1/36 on the 7th day of each calendar month thereafter for twenty-four (24) months.

•
On January 24, 2008, the Board awarded stock options to Messrs. Welch, Springer and Davis, for which each received 95,000, 45,000 and 22,500 shares, respectively of nonqualified stock options with a term of ten years at an exercise price of $4.00 per share.  The Executive Options with respect to Messrs. Welch and Springer will vest at the rate of 17/28 on January 28, 2008, and 1/28 on the last day of each calendar month thereafter.  The Executive Options with respect to Mr. Davis will vest at the rate of 1/3 on January 24, 2009, and 1/36 on the 24th day of each calendar month thereafter for twenty-four (24) months.

Federal Income Tax Consequences of the Plan

The federal income tax consequences of grants under the Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of common stock or payment of cash under the Plan. Future appreciation on shares of common stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of common stock are sold. The tax rate applicable to capital gain will depend upon how long the grantee holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

Exceptions to these general rules arise under the following circumstances:

(i)  If shares of common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under section 83(b) of the Code.

(ii)  If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of common stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

(iii)  A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs granted under the Plan will be qualified performance-based compensation. Stock units, stock awards, dividend equivalents, and other stock-based awards granted under the Plan may be designated as qualified performance-based compensation if the Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of section 162(m) of the Code.

We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. The Committee may permit a grantee to satisfy our withholding obligation with respect to grants paid in common stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2007 OMNIBUS EQUITY COMPENSATION PLAN TO INCREASE BY 1,000,000 SHARES THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE OR TRANSFER UNDER THE 2007 OMNIBUS EQUITY COMPENSATION PLAN (PROPOSAL TWO).

PROPOSAL THREE - RATIFICATION OF THE APPOINTMENT OF KINGERY & CROUSE, P.A. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 29, 2007

The Audit Committee of the Board (the “Audit Committee”) has appointed Kingery & Crouse, P.A. as our independent registered public accounting firm responsible for the independent audit of our financial statements for the year ended December 29, 2007.  A representative of Kingery & Crouse, P.A. is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

AUDIT AND RELATED FEES

For the fiscal years ended December 29, 2007 and September 30, 2006, Kingery & Crouse, P.A., our independent registered public accounting firm, billed the approximate fees set forth below:

	2007	2006
Audit Fees	$130,000	$110,300
Audit-Related Fees	$-	$-
Tax Fees	$-	$-
All Other Fees	$130,000	$110,300

Audit Fees

The aggregate fees billed to us by Kingery & Crouse, P.A. for the performance of the integrated audit of our fiscal 2007 consolidated financial statements as of December 29, 2007, the audit of the three month transitionary period ended December 20, 2006 and assistance with and review of documents filed with the SEC, were approximately $130,000. The aggregate fees billed to us by Kingery & Crouse for the performance of the audit, review of our financial statements, assistance with and review of documents filed with the SEC during fiscal 2006, were approximately $110,300.

Audit-Related Fees

There were no audit-related fees.

Tax Fees

There were no tax-related fees.

All Other Fees

There were no other fees.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. We will not engage our independent registered public accounting firm to render audit or non-audit services unless, (i) the service and the related fee are specifically approved in advance by the Audit Committee or (ii) the Audit Committee pre-approves specifically described types of services that are expected to be provided to us by our independent registered public accounting firm during the fiscal year. Any pre-approval of specified types of services is subject to a maximum dollar amount.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KINGERY & CROUSE, P.A. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 29, 2007 (PROPOSAL THREE).

CORPORATE GOVERNANCE

Board Matters

The Board has determined that Messrs. Bond, Brewer, Hudgins and Swift are “independent” directors as defined by Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. (the “NASD”) listing standards and as defined by Rule 10A-3(b)(1)(ii) promulgated by the SEC. In fiscal 2007, the Board met 11 times. Each director attended over 90% of the Board meetings and attended all applicable committee meetings in fiscal 2007. Directors are not expected to attend the Annual Meeting of stockholders. None of the Directors attended our annual meeting last year.

Committees of the Board of Directors

The Board has a standing Audit Committee and Compensation Committee.

Audit Committee

The primary function of the Audit Committee as stated in its charter is to assist the Board in fulfilling its oversight responsibilities relating to monitoring the quality, reliability and integrity of our external financial reporting process, the adequacy of our internal controls particularly with respect to our compliance with legal and regulatory requirements and corporate policy, and the independence and performance of our registered public accounting firm who is ultimately accountable and must report directly to the Audit Committee. The Audit Committee charter is available for viewing online at http://www.nfinanse.com under the "Corporate Governance" tab.

The Audit Committee met four times in fiscal year 2007. The current members of the Audit Committee are Messrs. Benjamin Bond, Chairman, and Ernest Swift, who replaced Mark Brewer in December 2007.  Both members of the Audit Committee are “independent” as independence is defined in Rule 4200(a)(15) of the NASD listing standards and as defined by Rule 10A-3(b)(1)(ii) promulgated by the SEC. Mr. Bond has been determined by the Audit Committee to be an “audit committee financial expert” as defined by the Audit Committee’s charter in accordance with rules promulgated by the SEC.

Compensation Committee

The purpose of the Compensation Committee is to regularly monitor the effectiveness of management policies and decisions including the execution of our strategies in order to ensure that we represent the stockholders’ interests, including optimizing long term financial returns. The Compensation Committee also reviews and makes recommendations to the Board on employment and business consultant matters, including levels of compensation, including specifically, the performance and level of compensation of our officers and top management personnel; and reviews and makes recommendations to the Board on the operation, performance and administration of our equity compensation plans.  The Compensation Committee charter is available for viewing online at http://www.nfinanse.com under the "Corporate Governance" tab.

The current members of the Compensation Committee are Messrs. Joseph Hudgins, Chairman, Mark Brewer and Bruce Terker.  Messrs. Hudgins and Brewer are independent within the meaning of Rule 10A-3(b)(1)(ii) and Rule 4200(a)(15) promulgated by the SEC and the NASD, respectively.  The Compensation Committee met two times during the 2007 fiscal year.

Director Nomination Process

We do not have a standing nominating committee or a charter with respect to the nominating process.  The Board believes that it is not necessary to have such a committee because its size and composition allow it to adequately identify and evaluate qualified candidates for directors.  By resolution, the Board has adopted a policy regarding director nominations.  Under this policy, a majority of our independent directors, within the meaning of Rule 10A-3(b)(1)(ii) and Rule 4200(a)(15) promulgated by the SEC and the NASD, respectively, consider and recommend to the whole Board the potential director nominees.  Our independent directors standing for re-election are Messrs. Bond, Brewer, Hudgins and Swift.

The Board will consider any candidate proposed in good faith by a shareholder.  To do so, the Board has adopted a resolution that requires a shareholder to timely submit to our secretary at the address set forth on the first page of this proxy statement the following:

●	the candidate’s name and the information about the individual that would be required to be included in a proxy statement under the rules of the SEC;

●	information about the relationship between the candidate and the nominating shareholder;

●	the consent of the candidate to serve as a director; and

●	proof of the number of shares of our common stock that the nominating shareholder owns and the length of time the shares have been owned.

To be timely, a shareholder’s nomination must be delivered to our secretary at least 120 days before the date on which we first mailed our proxy materials for our prior year’s annual meeting of shareholders.

In considering candidates for nomination, the Board shall seek individuals who evidence strength of character, mature judgment and the ability to work collegially with others.  Furthermore, it is the policy of the Board that it endeavor to have directors who collectively possess a broad range of skills, expertise, industry and other knowledge and business and other experience useful to the effective oversight of our business; therefore, in considering whether to nominate a person for election as a director, the independent directors and the Board will consider, among other factors, the contribution such person can make to the collective competencies of the Board based on such person’s background.  In determining whether to nominate a current director for re-election, the Board will take into account these same criteria as well as the director’s past performance, including his or her participation in and contributions to the activities of the Board.  Because we do not have a standing nominating committee, all nominees that are currently serving as directors were selected for re-election by the Board.

Ethics Policy for Senior Officers

The Board has adopted an ethics policy for our senior officers, including our chief executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the ethics policy for senior officers can be obtained from our Internet web site at http://www.nfinanse.com, without charge.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jerry R. Welch, Chief Executive Officer and Director	2007 2006	235,000 19,583	32,900 -	- -	829,657 -	- -	- -	1,548 -	1,099,105 19,583
Raymond P. Springer Chief Financial Officer	2007 2006	185,000 15,417	27,100 -	- -	390,446 -	- -	- -	7,548 500	610,094 15,417
Daniel Davis, Chief Technology Officer	2007 2006	165,000 114,570	- -	- -	91,172 137,410	- -	- -	6,302 4,900	262,474 256,880

On January 18, 2007, the Compensation Committee recommended to the Board and the Board granted options respectively to Messrs. Welch, Springer and Davis to purchase 603,416, 283,960 and 60,000 shares of common stock.  Mr. Welch’s and Mr. Springer’s option grants were made pursuant to their respective employment agreements and have an exercise price of $1.50 per share with 6/28 of the options vesting on February 28, 2007 and 1/28 of the options vesting on the last day of each month thereafter. Mr. Davis’s options are exercisable at $1.50 per share with 1/3 of the options vesting on January 18, 2008 and 1/36 of the options vesting on the 18th day of each of the following 24 months.

On July 12, 2007, the Compensation Committee recommended to the Board and the Board granted options to Messrs. Welch and Springer to purchase 197,855 and 93,108 shares of common stock.  Mr. Welch’s and Mr. Springer’s option grants were made pursuant to their respective employment agreements and have an exercise price of $3.40 per share with 11/28 of the options vesting on July 31, 2007 and 1/28 of the options vesting on the last day of each month thereafter.

On August 8, 2007, the Compensation Committee recommended to the Board and the Board granted options to Mr. Davis to purchase 15,000 shares of common stock at an exercise price of $3.30 per share.  These options will vest as follows:  (i) one third of the options will vest on the first anniversary of the date of grant, and (ii) 1/24th of the remaining options will vest on the 8th day of each month following the first anniversary of the date of grant.

In addition, pursuant to their respective employment agreements, Messrs. Welch and Springer received cash bonuses on January 31, 2007 of $32,900 and $27,100, representing a pro rata bonus calculation from September 5, 2006 to December 30, 2006.

During the transitional period of October 1, 2006 through December 30, 2006, Mr. Welch received $60,298 in total compensation, $58,750 as salary and $1,548 as all other compensation.  Mr. Springer received $49,298 in total compensation, $46,250 as salary and $3,048 as all other compensation.  Mr. Davis received $43,052 in total compensation, $41,250 as salary and $1,802 as all other compensation.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jerry R. Welch, Chief Executive Officer	341,572 76,511	261,844(1) 121,344(1)	- -	$1.50 $3.40	01/07/17 07/11/17	- -	- -	- -	- -
Raymond P. Springer, Chief Financial Officer	100,754 36,005	123,232(1) 57,103(1)	- -	$1.50 $3.40	01/07/17 07/11/17	- -	- -	- -	- -
Daniel Davis, Chief Technology Officer	20,000 17,500	60,000(2) 15,000(3)	- - - -	$1.50 $3.30 $11.00 $8.20	01/17/17 08/07/17 07/17/10 06/30/11	- - - -	- - - -	- - - -	- - - -

(1)
The options vest 1/28 of the original grant on the last day of each month through December 31, 2008.  Notwithstanding the vesting schedule, the options will be immediately fully vested and exercisable in the event of a change in control and/or the death or total disability.

(2)
The options become fully vested in three years, one third vests on January 18, 2008 and 1/36 of the original grant vests monthly thereafter.  Notwithstanding the vesting schedule, the options will be immediately fully vested and exercisable in the event of a change in control and/or the death or total disability.

(3)
The options become fully vested in three years, one third on vests August 8, 2008 and 1/36 of the original grant on monthly thereafter.  Notwithstanding the vesting schedule, the options will be immediately fully vested and exercisable in the event of a change in control and/or the death or total disability.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

The employment agreement with our Chief Executive Officer, Jerry R. Welch, has a term from September 5, 2006 to December 31, 2008 and provides him with an annual salary of $235,000 (raised to $275,000 in February 2008). The agreement is to be automatically renewed indefinitely for succeeding terms of two years unless otherwise terminated in accordance with the agreement. Additionally, Mr. Welch received the option to purchase approximately 603,400 shares of our common stock at an exercise price of $1.50 per share, which when using Black-Scholes results in an aggregate fair value of approximately $845,000. This amount is being recognized as stock-based compensation expense on a straight line basis as the options vest. The grant was equal to 4.25% of the total of our outstanding shares, options and warrants as of December 28, 2006 (the date we completed the permanent financing required for the grant of such options). The Option Shares are divided into 28 equal installments. The first six installments vested on February 28, 2007 and additional installments vest on the final day of each month through December 31, 2008.

On July 12, 2007, Mr. Welch was awarded 197,855 stock options at an exercise price of $3.40 per share, which when using Black-Scholes results in an aggregate fair value of approximately $619,000.  The grant was equal to approximately 4.25% of the shares of our total stock and warrants issued under the June 29, 2007 Securities and Purchase Agreements. These options vest in 28 equal installments. The first eleven installments vested on July 31, 2007 and accordingly at that time 11/28 of the aforementioned stock-based compensation was recognized as compensation expense.  The remaining compensation expense is being recognized on a straight line basis as additional installments vest on the final day of each month through December 31, 2008.

On January 24, 2008, Mr. Welch was awarded 95,000 stock options at an exercise price of $4.00 per share, which when using Black-Scholes results in an aggregate fair value of approximately $233,725.  These options vest in 28 equal installments. The first seventeen installments vested on January 31, 2008 and accordingly at that time 17/28 of the aforementioned stock-based compensation was recognized as compensation expense.  The remaining compensation expense is being recognized on a straight line basis as additional installments vest on the final day of each month through December 31, 2008.

The employment agreement with our Chief Financial Officer, Raymond Springer, has a term from September 5, 2006 to December 31, 2008 and provides him with an annual salary of $185,000 (raised to $200,000 in February 2008). Additionally, Mr. Springer received the option to purchase approximately 284,000 shares of our common stock at an exercise price of $1.50 per share, which when using Black-Scholes results in an aggregate fair value of approximately $400,000. This amount is being recognized as stock-based compensation expense on a straight line basis as the options vest. This grant was equal to 2.0% of the total of our outstanding shares, options and warrants on December 28, 2006 (the date we completed the permanent financing required for the grant of such shares). The Option Shares are divided into 28 equal installments. The first six installments vested on February 28, 2007, and additional installments vest on the final day of each month through December 31, 2008.

On July 12, 2007, Mr. Springer was awarded 93,108 stock options at an exercise price of $3.40 per share, which when using Black-Scholes results in an aggregate fair value of approximately $291,000.  The grant was equal to approximately 2.00% of the shares of our total stock and warrants issued under the June 29, 2007 Securities and Purchase Agreements. These options vest in 28 equal installments. The first eleven installments vested on July 31, 2007 and accordingly at that time 11/28 of the aforementioned stock-based compensation was recognized as compensation expense.  The remaining compensation expense is being recognized on a straight line basis as additional installments vest on the final day of each month through December 31, 2008.

On January 24, 2008, Mr. Springer was awarded 45,000 stock options at an exercise price of $4.00 per share, which when using Black-Scholes results in an aggregate fair value of approximately $110,700.  These options vest in 28 equal installments. The first seventeen installments vested on January 31, 2008 and accordingly at that time 17/28 of the aforementioned stock-based compensation was recognized as compensation expense.  The remaining compensation expense is being recognized on a straight line basis as additional installments vest on the final day of each month through December 31, 2008.

Notwithstanding the above mentioned vesting schedules, the options will be immediately fully vested and exercisable in the event of a change in control (as defined in the employment agreements of Messrs. Welch and Springer), and/or the death or total disability of Mr. Welch or Mr. Springer during the terms of their employment. To the extent the options are not previously exercised, the options terminate on the earlier of (i) the date ten years following the grant date or (ii) at the date 12 months following the cessation of Mr. Welch’s and/or Mr. Springer’s employment with us.

Both Mr. Welch and Mr. Springer also receive performance-based bonuses and certain medical and other benefits.  If we terminate Mr. Welch or Mr. Springer without cause, we will be required to pay severance to them in the amount of compensation and benefits they would have otherwise earned in the remaining term of their agreements or twelve months, whichever period is shorter.

COMPENSATION OF DIRECTORS

The following summary compensation table sets forth information concerning compensation for our Board of Directors for the year ended December 29, 2007.

Name	Fiscal Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Benjamin J. Bond	2007	$31,750	-	$74,619	-	-	-	$106,369
Joseph D. Hudgins	2007	$30,250		$74,619	-	-	-	$104,869
Mark Brewer	2007	$31,750	-	$74,619	-	-	-	$106,369
Robert Berlacher (2)	2007	$17,588	-	$42,639	-	-	-	$60,227
Virgil Sandifer, Jr.	2007	$11,417	-	$31,979	-	-	-	$43,396
Bruce E. Terker	2007	-	-	-	-	-	-	-
Ernest W. Swift	2007	-	-	-	-	-	-	-

(1)           These amounts are equal to the dollar amounts recognized in fiscal 2007 with respect to the option awards for financial statement purposes, computed in accordance with SFAS 123(R), but without giving effect to estimated forfeitures.  The assumptions used in determining the amounts in this column are set forth in note F to our consolidated financial statements.  As of December 29, 2007, the aggregate number of director option awards outstanding was as follows:  Mr. Bond had 27,500 option awards outstanding, Mr. Hudgins had 22,500 option awards outstanding, Mr. Brewer had 27,500 option awards outstanding, Mr. Berlacher had 10,000 options awards outstanding and Mr. Sandifer had 17,500 option awards outstanding.

(2)           Mr. Berlacher resigned from the Board of Directors effective October 25, 2007.

Director Compensation

Nonemployee directors were paid a quarterly stipend of $6,250 in fiscal 2007, $750 per meeting attended and $500 per committee meeting attended.  In addition, each nonemployee director is entitled to receive option grants to purchase 10,000 shares of common stock. These grants were made immediately following the Annual Meeting and have an exercise price equal to the fair market value on the date of grant. In addition, each nonemployee director was entitled to receive a grant of 2,500 options for the purchase of common stock on the first business day of each quarter of our last fiscal year. However, since there were insufficient options available under the 2004 Plan, the directors agreed to defer their last two quarterly grants in fiscal 2006 and the first grant on January 1, 2007 until the stockholders approved the Plan. As a result, each of Messrs. Bond, Hudgins, Brewer and Sandifer received an option to purchase 7,500 shares of common stock at an exercise price of $4.61 per share based on the fair market value on March 1, 2007, the date of stockholder approval of the Plan.  On March 19, 2007, Messrs. Bond, Hudgins and Brewer received an option to purchase 10,000 shares of common stock at an exercise price of $4.50 per share based upon the stock closing price on March 19, 2007, the date of grant. Each of these options were fully vested.

Mr. Sandifer served as director through March 1, 2007.  During fiscal 2007, Mr. Sandifer received fees paid in cash of $11,417, and an option to purchase 7,500 shares of common stock as stated above.

Mr. Robert Berlacher served as a director from March 1, 2007 through October 25, 2007.  During his period as director, Mr. Berlacher received fees paid in cash of $17,588.83 and on March 17, 2007 received an option to purchase 10,000 shares of common stock at an exercise price of $4.50 per share based on the stock closing price on March 19, 2007, the date of grant.  These options are fully vested.

Mr. Bruce E. Terker and Mr. Ernest W. Swift joined our Board in November 2007.  Mr. Terker and Mr. Swift have not received any compensation as of December 29, 2007.

We typically have Board meetings bi-monthly, the Audit Committee meets at least quarterly and the Compensation Committee meet as often as they deem necessary.  During fiscal year 2007, our Board met 11 times.

EQUITY COMPENSATION PLANS

The following table provides information concerning our equity compensation plans as of December 29, 2007:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,403,696	$3.59	512,468
Equity compensation plans not approved by security holders	--	--	--
Total	2,403,696	$3.59	512,468

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a formal written charter and complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers (the “NASD”).  The Audit Committee charter is available for viewing online at http://www.nfinanse.com under the “Corporate Governance” tab.

In accordance with that charter and the independence criteria prescribed by applicable law and the rules and regulations of the Securities and Exchange Commission for audit committee membership, all of the members of the Audit Committee are independent directors as defined in NASD Marketplace Rule 4200(a)(15). Mr. Benjamin Bond has been designated by the Board as an “audit committee financial expert” as defined by the Audit Committee’s charter in accordance with rules promulgated by the SEC.

The purposes of the Audit Committee are described in this Proxy Statement under the caption “Corporate Governance” and in the charter of the Audit Committee. In particular, it is our duty to review the accounting and financial reporting processes of the Company on behalf of the Board. In fulfilling our responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements to be contained in the Company’s annual report on Form 10-KSB for the fiscal year ended December 29, 2007 with the Company’s management and also with Kingery & Crouse, P.A., the Company’s independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee has also discussed with Kingery & Crouse, P.A. the matters that are required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards No. 61, as amended. Furthermore, the Audit Committee has received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Rule 3600T of the Public Company Accounting Oversight Board, which adopts on an interim basis Independence Standards Board Standard No. 1 (independence discussions with audit committees), and has considered with Kingery & Crouse, P.A. whether the provision of non-audit services to the Company would be compatible with the auditors’ independence.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s earnings releases before issuance and the annual report on Form 10-K prior to filing with the Securities and Exchange Commission. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States.

In reliance on these reviews, discussions and reports, the Audit Committee has recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s annual report on Form 10-KSB for the fiscal year ended December 29, 2007 for filing with the Securities and Exchange Commission.

Date:  April 3, 2008

/s/ Benjamin Bond, Chairman
/s/ Ernest Swift

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Issuance of Notes, Warrants, Shares of Series A Convertible Preferred Stock and Shares of Series B Convertible Preferred Stock to Holders of 5% or More of our Securities and their Affiliates

On August 2, 2006, we sold senior secured promissory notes in the principal amount of $3,967,250, or the August Notes, and warrants for the purchase of 793,450 shares of common stock, or the August Warrants, to several institutional and accredited investors, or the Investors.

On September 29, 2006, we entered into securities exchange agreements, or the September Exchange Agreements, with the Investors.  Pursuant to the September Exchange Agreements, the Company issued an aggregate of $3,967,250 senior secured convertible promissory notes, or the September Notes, in exchange for the surrender by the Investors of the August Notes and the August Warrants.  Pursuant to the terms and conditions of the September Exchange Agreements, on November 8, 2006, we sold an additional $1,000,000 of the September Notes to the Investors and certain of their affiliates.  Additionally, we sold $200,000 of September Notes on December 21, 2006.

On December 28, 2006, we entered into securities exchange agreements, or the December Exchange Agreements, with the Investors and their affiliates.  Pursuant to the December Exchange Agreements, we issued an aggregate of 5,327,930 shares of our Series A Preferred Stock in exchange for the surrender of the September Notes, in the aggregate of $5,327,930 of principal and accrued but unpaid interest.  Also on December 28, 2006, we entered into stock purchase agreements with certain accredited investors, including the Investors and certain of their affiliates, pursuant to which we sold an aggregate of 4,000,000 shares of Series A Preferred Stock at a per share purchase price of $1.00.

On June 29, 2007, the Company entered into securities purchase agreements, dated as of June 29, 2007, with several institutional and accredited investors, pursuant to which the Company issued and sold to such investors an aggregate of (i) 1,000,000 shares of its Series B Convertible Preferred Stock, $0.001 par value per share, (ii) 2,023,199 shares of its common stock, and (iii) warrants to purchase 1,511,600 shares of common stock for an aggregate purchase price of $9,069,597.

The following table sets forth the number of August Notes, August Warrants, September Notes, shares of Series A Preferred Stock, and shares of common stock, warrants to purchase shares of common stock and shares of Series B Preferred Stock sold on June 29, 2007, which were sold to our 5% stockholders and their affiliates.  Mr. Bruce Terker, one of our directors, beneficially owns the shares held by Ballyshannon Partners L.P.

Name	August Notes	August Warrants	September Notes	Shares of Series A Preferred Stock (1)	June 2007 Common Stock Sale	June 2007 Warrants	Shares of Series B Preferred Stock
GSSF Master Fund LP	350,000	1,400,000	88,000	852,138	-	-	-
London Family Trust	1,567,250	6,269,000	-	1,625,630	-	-	-
Robert Berlacher (2)	500,000	2,000,000	125,000	1,089,875	50,000	25,000	-
Northwood Capital Partners, LP	500,000	2,000,000	-	843,625	50,000	25,000	-
Porter Partners, LP	350,000	1,400,000	192,000	1,207,438	200,000	100,000	-
Ballyshannon Partners, LP	965,000	3,860,000	434,000	2,640,772	333,333	250,000	166,667
Trellus Offshore Fund Ltd.	-	-	-	-	500,000	666,667	833,333

(1)
In September 2007, the holders of 1,300,000 shares of Series A Preferred Stock voluntarily converted their Series A Preferred Stock into 1,300,000 shares of common stock.   As part of the voluntary conversion, dividends were paid on the 1,300,000 shares of Series A Preferred Stock in the form of 12,865 shares of common stock and cash in the amount of $11 for fractional shares.

(2)
Includes shares held by Cabernet Partners, LP, Chardonnay Partners LP and Northwood Capital Partners, LP.  Robert Berlacher has voting and dispositive power over the securities held by Cabernet Partners, LP, Chardonnay Partners LP and Northwood Capital Partners, LP.

Placement Agent Arrangement

In September 2006, we entered into an arrangement with Emerging Growth Equities, Ltd., or EGE, whereby EGE served as placement agent for our offering of Series A Preferred Stock and, for its services as placement agent, received a $117,600 fee and a warrant to purchase 320,000 shares of common stock, exercisable at $1.10 per share and expiring on December 27, 2011. As placement agent for our offering of Series B Preferred Stock, EGE received a $634,872 fee and a warrant to purchase 120,928 shares of common stock, exercisable at $3.30 per share and expiring on June 29, 2012, such warrant referred to in this registration statement as the EGE Warrant II.  Robert A. Berlacher, a former member of our Board, is a co-founder and director of EGE Holdings, Ltd., a holding company with a 100% ownership interest in Emerging Growth Equities, Ltd.  Mr. Berlacher received no compensation from EGE Holdings, Ltd. or EGE related to the Company’s sale of common stock, Series A Preferred Stock, Series B Preferred Stock and Warrants.

Other Related Party Transactions

During the year ended September 30, 2005, we engaged a construction company to remodel our office facility. Total amounts paid to this entity, which was partially owned by Clifford Wildes, our Chief Executive Officer at such time, for these leasehold improvements approximated $59,000.

At September 30, 2006 and September 30, 2007, respectively, accounts payable and accrued liabilities included approximately $81,000 and $82,000 that was owed to various officers and directors.

On March 21, 2008, the Company entered into a securities purchase agreement with Mr. Terker, a Director, pursuant to which the Company sold to Mr. Terker 200,000 shares of common stock and a warrant to purchase 100,000 shares of common stock, exercisable at $3.25 per share and expiring on March 21, 2011, for an aggregate purchase price of $500,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, our executive officers and persons who own more than 10% of our Common Stock to file initial reports of ownership (Form 3) and reports of changes in ownership of our Common Stock (Forms 4 and 5) with the Securities and Exchange Commission. These persons are required by SEC regulations to furnish us with copies of all section 16(a) reports they file.  To our knowledge, based solely on our review of the copies of such reports received or written representations from such, we believe that during our fiscal year ended December 29, 2007 certain reports on Forms 3 and 4 were filed late.  The following filings on Forms 3 and 4 represent late filings:

•
Daniel W. Davis:  Form 3 filed on March 19, 2008 represents late filings for reports that should have been filed on October 3, 2005, July 3, 2006, January 20, 2007, August 10, 2007 and January 26, 2008.

•	Jerome A. Uffner: Form 4 filed on March 19, 2008 represents late filings for reports that should have been filed on August 10, 2007 and January 26, 2008.
•	Jerome A. Kollar: Form 4 filed on March 19, 2008 represents late filing for reports that should have been filed on August 10, 2007 and January 26, 2008.

•	Joseph D. Hudgins: Form 3 filed on March 19, 2008 represents late filings for reports that should have been filed on January 3, 2006, April 3, 2006 and March 21, 2007.
•	Mark Brewer: Form 4 filed on March 19, 2008 represents late filings for reports that should have been filed on January 3, 2006, April 3, 2006 and March 21, 2007.
•	Benjamin J. Bond: Form 4 filed on March 19, 2008 represents late filings for reports that should have been filed on January 3, 2006, April 3, 2006 and March 21, 2007.
•	Jerry R. Welch: Form 4 filed on March 19, 2008 represents a late filing for a report that should have been filed on January 26, 2008.
•	Raymond P. Springer: Form 4 filed on March 19, 2008 represents a late filing for a report that should have been filed on January 26, 2008.

STOCKHOLDER PROPOSALS

Stockholders interested in submitting a proposal for inclusion in the proxy statement for our 2009 Annual Meeting of Stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion in our proxy statement for our 2009 Annual Meeting of Stockholders, stockholder proposals must be prepared in accordance with the SEC’s proxy rules and received by our Corporate Secretary no later than December 5, 2008.

OTHER MATTERS

The cost of soliciting proxies will be borne by us. Proxies may be solicited by certain of our officers and employees personally or by written communication, telephone, facsimile or other means, for which they will receive no compensation in addition to their normal compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for their reasonable out-of-pocket and clerical expenses.

Although we know of no items of business which will be presented at the Annual Meeting other than those described herein, proxies in the accompanying form will confer discretionary authority to the proxy agents with respect to any other matters which may come before the meeting to the extent permitted by the applicable rules of the SEC. In this regard, we intend to avail ourselves, until further notice, of the provisions of Rule 14a-4(c)(1) which grants the proxy agents discretionary authority to vote on any stockholder proposals presented at the meeting of which we have not received notice at least 45 days before the anniversary of the date on which we first mailed our proxy materials for last year’s annual meeting. We received no notice of any stockholder proposal by such date.

We may deliver only one copy of this Proxy Statement to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies of the Proxy Statement. Stockholders residing at the same address may request delivery of only one copy of the Proxy Statement by directing a notice to our Secretary at our offices set forth on page 1 of this Proxy Statement. We will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should also be directed to our Secretary at our offices set forth on page 1 of this Proxy Statement.

Electronic versions of our Annual Report on Form 10-KSB (including financial statements and schedules but without exhibits) for fiscal 2007 are available at the SEC's website at http://www.sec.gov.  Additionally, upon request, we will furnish to record and beneficial holders of our common shares, free of charge, a copy of our Annual Report on Form 10-KSB (including financial statements and schedules but without exhibits) for fiscal 2007. All requests should be directed to our Secretary at our offices set forth on page 1 of this Proxy Statement.

By Order of the Board of Directors,
/s/ Raymond P. Springer
Raymond P. Springer, Secretary

April 3, 2008

Exhibit A

The first sentence of Section 4(a) of the Company’s 2007 Omnibus Equity Compensation Plan is hereby amended and restated in its entirety to read as follows:

“Subject to adjustment as described below, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan is 3,300,000 shares, plus a number of shares equal to the number of shares subject to outstanding grants under the 2004 Plan as of the Effective Date.”

Front Side of Proxy

NFINANSE INC. ANNUAL MEETING May 8, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Raymond P. Springer, with power to appoint his substitute, as proxy of the undersigned and authorizes him to represent and vote, as designated below, all the shares of Common Stock of nFinanSe Inc. that the undersigned would be entitled to vote if personally present, and to act for the undersigned at the annual meeting to be held on May 8, 2008, or any adjournment or postponement thereof.

This proxy will be voted in the manner directed herein and in accordance with the accompanying Proxy Statement. Receipt of the Proxy Statement is hereby acknowledged. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3 which are being proposed by the Board of Directors of nFinanSe Inc.

The Board of Directors recommends that you vote FOR the approval of Proposals 1, 2 and 3.

(TO BE SIGNED ON THE REVERSE SIDE)

Back Side of Proxy

PLEASE MARK, DATE AND SIGN THIS PROXY

1.
To consider the election of six (6) directors to Company’s Board of Directors to hold office until the Company’s next annual meeting of stockholders (Proposal One):

NOMINEES: Jerry R. Welch, Benjamin J. Bond, Joseph D. Hudgins, Mark Brewer, Bruce E. Terker and Ernest W. Swift

	___ FOR ALL NOMINEES	___ WITHHOLD ALL NOMINEES

WITHHOLD for the following nominees only: (In the space provided below, write in the name of the nominee(s) for whom you wish to WITHHOLD:

______________________________________________________________________________________

2.
To consider the approval of an amendment to the Company’s 2007 Omnibus Equity Compensation Plan to increase by 1,000,000 shares the number of shares of common stock authorized for issuance or transfer under the Company’s 2007 Omnibus Equity Compensation Plan (Proposal Two); and

	___ FOR	___ AGAINST	___ ABSTAIN

3.	To consider the ratification of the appointment of Kingery & Crouse, P.A. as the Company’s independent registered public accounting firm for the fiscal year ended December 29, 2007 (Proposal Three).

	___ FOR	___ AGAINST	___ ABSTAIN

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. The signature must be that of the stockholder himself, herself or itself. If shares are held jointly, each stockholder named should sign. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If the signer is a partnership, please sign the full partnership name by authorized person. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should so indicate when signing.

Dated:_______________, 2008	(IMPORTANT: Please insert date.)

INDIVIDUAL OR JOINT HOLDER:

Signature:___________________________

Print Name Here:___________________________

Signature (if jointly held):___________________________

Print Name Here (if jointly held):___________________________

CORPORATE OR PARTNERSHIP HOLDER:

Company Name:___________________________

Signature:	___________________________
Name:	___________________________
Title:	___________________________